UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2014

DATARAM CORPORATION

(Exact name of registrant as specified in its charter)

NEW JERSEY	1-8266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ROUTE 571, P.O. BOX 7258, PRINCETON, NJ	08543-7528
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (609) 799-0071

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 7.01 – Regulation FD Disclosure.

On August 27, 2014, Dataram Corporation (the “Company”) announced that it has determined to postpone the 2014 Annual Meeting of the Stockholders of the Company (the “Annual Meeting”), originally scheduled to be held at 2:00p.m., Eastern Daylight Time, on Thursday, September 18,2014. A copy of the announcement is attached hereto as Exhibit 99.1. A new date for the Annual Meeting has not yet been determined. The Company also announced that it has reached an agreement in principle with investors (the “Investors”) for the sale of shares of a newly adopted series of Preferred Stock of up to $5 million together with Common Stock Purchase Warrants. The transaction is subject to, among other things, the execution of definitive documents, due diligence, continued listing of the Company’s common stock on The NASDAQ Stock Market, and stockholder approval (the “Preferred Stock Sale Approval”). In addition, the definitive documents will require the Company to increase its Board of Directors to five (5) members, and to nominate three (3) directors on behalf of the Investors to the Company’s Board of Directors at the Annual Meeting (the “Director Proposal”). As such, the Company determined to postpone the Annual Meeting in order to finalize the aforementioned definitive documents and include the Preferred Stock Sale Approval and the Director Proposal in the Definitive Proxy for the Annual Meeting.

A formal notice setting forth the exact date, time, and location of the rescheduled meeting will be mailed to stockholders in due course. A copy of the Press Release relating to the notice to postpone the Annual Meeting is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference to this Item 7.01 in such a filing.

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies for the Annual Meeting of the Company’s Stockholders to be held to approve the proposed transaction. Additional information regarding the proposed transaction and the interests of potential participants will be included in the proxy statement and other materials to be filed by the Company with the SEC. You should read the proxy statement when it is available because it contains important information relating to the proposed transaction. You will be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to the company in writing at Route 571, P.O. Box 7258 Princeton, New Jersey, 08543, or by telephone at (609) 799-0071. Free copies of these documents can also be obtained, when available, at the SEC’s internet site (http://www.sec.gov).

Item 9.01 – Financial Statements and Exhibits.

d) Exhibits

Exhibit#	Description

99.1	Press Release*

______________

* Furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

Date: August 27, 2014
	By:	/s/ Marc P. Palker
Marc P. Palker, Chief Financial Officer